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                                                                    Exhibit 23


                         Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Sonesta International Hotels Corporation of our report dated March 13, 2001, included in the 2000 Annual Report to Shareholders of Sonesta International Hotels Corporation.

Our audit also included the financial statement schedule of Sonesta International Hotels Corporation listed in Item 14 (a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                        /s/  ERNST & YOUNG LLP
                                        ---------------------------------------
                                             ERNST & YOUNG LLP


Boston, Massachusetts
March 13, 2001